Exhibit 99.1

Annie’s Reports First Quarter Fiscal 2014 Financial Results

Berkeley, California, August 8, 2013 — Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced financial results for its first quarter of fiscal 2014, ended June 30, 2013.

Highlights:

•	Net sales for the first quarter were $39.0 million, an increase of 13.8%; Retail consumption remained strong, increasing approximately 20%[1]

•	Diluted EPS for the first quarter was $0.12; adjusted diluted EPS[2] was $0.13, an increase of 5.0%

•	Management reaffirms full-year guidance, including adjusted net sales growth of 18% to 20% and adjusted diluted EPS of $0.97 to $1.01, an increase of 21% to 26%

“Our products continue to perform exceptionally well in the marketplace, as we benefit from the strength of the Annie’s brand, the quality of our products, and our efforts to expand and improve distribution,” commented John Foraker, CEO of Annie’s. “Our strong retail execution is reflected in our consumption growth, which accelerated during the first quarter. While our financial results were negatively impacted by the timing of Easter deliveries and the implementation of an inventory optimization system by a large customer, we expect results for future periods to better reflect our underlying business momentum. We are encouraged by a strong start to our fiscal second quarter and remain on track to achieve our full-year financial targets.

“In addition to a healthy base business, we expect innovation to be a larger contributor to net sales growth over the balance of the year,” continued Foraker. “Retailer acceptance of our new microwavable mac & cheese cups has been strong, and initial orders are ahead of our expectations. Today, we also announced an exciting addition to our frozen line-up with our entry into family-size frozen entrées. Our introduction of frozen entrées is the latest example of our efforts to increase the relevance of the Annie’s brand by developing great-tasting, high-quality products that meet the needs of the entire family,” concluded Foraker.

First Quarter Results

For the first quarter, Annie’s reported net sales of $39.0 million, a 13.8% increase over last year’s first quarter. Shipments lagged consumption growth, which accelerated to approximately 20%1 in the quarter with all sales channels contributing double-digit growth. Net sales growth in the first quarter was led by snacks. Meals also contributed to net sales growth, but declined slightly as a percentage of net sales due to shipment timing associated with distributor inventory reductions. Dressings, condiments and other products experienced improved growth trends but declined as a percentage of net sales compared to the prior year.

[1]	Source: Syndicated and proprietary retail sales data for most applicable 12-week period.
[2]

EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are non-GAAP financial measures and must be read in conjunction with the important information about these measures and the full reconciliation to the most comparable GAAP measures set forth below.

EBITDA for the quarter was $3.8 million, with adjusted EBITDA increasing 6.9% to $4.4 million. Adjusted EBITDA grew at a slower rate than net sales due to a year-over-year decrease in gross margin percentage, which more than offset improved selling, general and administrative expenses as a percentage of net sales.

Net income for the quarter was $2.0 million, or $0.12 per diluted share, as compared to $2.1 million, or $0.12 per diluted share, in the first quarter of fiscal 2013. Adjusted net income was $2.2 million, or $0.13 per diluted share, as compared to adjusted net income of $2.1 million, or $0.12 per diluted share, in the first quarter of fiscal 2013.

Fiscal 2014 Outlook

Annie’s continues to expect the following financial results for fiscal 2014:

•	Adjusted net sales growth of 18% to 20%

•	Adjusted EBITDA of $31 to $32 million

•	Adjusted diluted EPS of $0.97 to $1.01, representing 21% to 26% growth, based on an estimated 17.5 million diluted shares outstanding

Conference Call Information for Today, August 8, 2013

Annie’s will host a conference call and live webcast today, August 8, 2013 at 2:00 p.m. PT (5:00 p.m. ET). The conference call can be accessed by dialing 1-877-941-2333, or 1-480-629-9821 (outside the U.S. and Canada). A live webcast will be available on the Investor Relations page of Annie’s corporate website at www.annies.com and via replay beginning approximately two hours after the completion of the call for 90 days. An audio replay of the call will also be available to all interested parties beginning at approximately 5:00 p.m. Pacific Time on Thursday, August 8, 2013 until 11:59 p.m. Pacific Time on Thursday, August 15, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4634035#.

About Annie’s

Annie’s (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without artificial flavors, synthetic colors, and preservatives regularly used in many conventional packaged foods. Additionally, Annie’s sources ingredients so as to avoid synthetic growth hormones and genetically modified food ingredients. Today, Annie’s offers over 135 products and is present in over 26,500 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.

Forward-looking Statements

Certain statements in this press release and the accompanying conference call, including Annie’s statements regarding expected fiscal 2014, second quarter and second half results; strong consumption trends, consumer trends and the related impact on our business; momentum in our business; results of our growth strategies, marketing and retail programs and other initiatives; expanding and improving distribution; building awareness and trial; innovation and new products, including our single-serve microwavable cup, frozen entrées and frozen pizza products; anticipated savings from fat rabbit and other initiatitives; the impact of the product recall and expected insurance proceeds; and opportunities ahead are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases.

The forward-looking statements contained in this press release and the accompanying conference call are based on management’s current expectations and are subject to uncertainty and changes in circumstances and are subject to significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, national, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those disclosed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for fiscal 2013 filed with the U.S. Securities and Exchange Commission on June 14, 2013 and in our other filings with the SEC, including risks relating to competition; new product introductions; our growth strategy; our brand; reputation; product liability claims; recalls and related insurance proceeds; economic disruptions; changes in consumer preferences; ingredient and packaging costs and availability; reliance on a limited number of distributors, retailers, contract manufacturers and third-party suppliers and on an outside warehouse facility; efficiency projects; intellectual property and related disputes; regulatory compliance; transportation; supply-chain; inventory levels; and seasonality. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release or the accompanying conference call speaks only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Non-GAAP Financial Measures

Adjusted net sales, adjusted operating income, adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted EPS are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) adjusted net sales represents net sales adjusted for impact on net sales due to product recall; (2) adjusted operating income represents income from operations adjusted for the impact on net sales, cost of sales, and selling, general and administrative expenses due to product recall and shelf registration costs; (3) adjusted net income represents net income adjusted for impact on net sales, cost of sales, selling, general and administrative expenses and provision for income taxes due to product recall; the change in fair value of convertible preferred stock warrant liability; and shelf registration costs; (4) EBITDA represents net income plus interest expense, provision for income taxes, and depreciation and amortization; (5) adjusted EBITDA represents EBITDA adjusted for impact on net sales, cost of sales and selling, general and administrative expenses due to product recall; shelf registration costs; stock-based compensation; and change in fair value of convertible preferred stock warrant liability; and (6) adjusted diluted EPS represents adjusted net income divided by weighted average shares of common stock.

We present adjusted net sales, adjusted operating income, adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted EPS because we believe these measures provide additional metrics to evaluate our operations and, when considered with both our GAAP results and the related reconciliation to the most directly comparable GAAP measure, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net sales, adjusted operating income, adjusted net income, EBITDA, adjusted EBITDA, and adjusted diluted EPS together with financial measures prepared in accordance with GAAP to assess our operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our core operating performance and to compare our performance to that of our peers and competitors. We also believe that these non-GAAP financial measures are useful to investors in assessing the operating performance of our business without the effect of the items described above. Adjusted net sales, adjusted operating income, adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted EPS are subject to inherent limitation as they reflect the exercise of judgment by management in determining how they are formulated. Further, our computation of these non-GAAP measures is likely to differ from methods used by other companies in computing similarly titled or defined terms, limiting the usefulness of these measures. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures and do not purport to be alternatives to either net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Annie’s, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2013	2012
Net sales	$39,040	$34,293
Cost of sales (including costs associated with product recall of $217 during the three months ended June 30, 2013)	24,278	20,486

Gross profit	14,762	13,807
Operating expenses:
Selling, general and administrative expenses (including costs associated product recall of $43 during three months ended June 30, 2013)	11,327	10,211

Income from operations	3,435	3,596
Interest expense	(71)	(40)
Other income (expense), net	26	49

Income before provision for income taxes	3,390	3,605
Provision for income taxes	1,361	1,474

Net income	$2,029	$2,131

Net income per share
—Basic	$0.12	$0.13

—Diluted	$0.12	$0.12

Weighted average shares of common stock outstanding used in computing net income per share
—Basic	16,869,557	16,936,007

—Diluted	17,353,222	17,600,908

Non-GAAP results:
Adjusted operating income	$3,729	$3,596

Adjusted net income	$2,219	$2,144

Adjusted diluted net income per share	$0.13	$0.12

Adjusted EBITDA	$4,357	$4,074

Annie’s, Inc.

Net Sales by Product Category

(unaudited)

(in thousands)

	Three Months Ended June 30,
	2013	2012
Product Categories:
Meals	$16,554	$14,667
Snacks	15,821	13,463
Dressings, condiments and other	6,665	6,163

Total	$39,040	$34,293

Annie’s, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 30,	March 31,
	2013	2013
ASSETS
CURRENT ASSETS:
Cash	$1,562	$4,930
Accounts receivable, net	15,409	20,015
Inventory	18,473	15,147
Deferred tax assets	2,558	2,558
Income tax receivable	—	588
Prepaid expenses and other current assets	3,690	5,050

Total current assets	41,692	48,288
Property and equipment, net	6,142	6,138
Goodwill	30,809	30,809
Intangible assets, net	1,101	1,116
Deferred tax assets, long-term	3,673	3,704
Other non-current assets	162	157

Total assets	$83,579	$90,212

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,501	$4,342
Accrued liabilities	11,046	12,021

Total current liabilities	13,547	16,363
Credit facility	7	7,007
Other non-current liabilities	949	913

Total liabilities	14,503	24,283

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	17	17
Additional paid-in capital	94,308	93,190
Accumulated deficit	(25,249)	(27,278)

Total stockholders’ equity	69,076	65,929

Total liabilities and stockholders’ equity	$83,579	$90,212

Annie’s, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$2,029	$2,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	309	200
Stock-based compensation	293	216
Inventory reserves	239	(112)
Excess tax benefit from stock-based compensation	(370)	(4,201)
Accretion of imputed interest on purchase of intangible asset	36	35
Change in fair value of convertible preferred stock warrant liability	—	13
Amortization of deferred financing costs	3	5
Deferred taxes	31	146
Changes in operating assets and liabilities:
Accounts receivable, net	4,606	4,482
Inventory	(3,565)	(4,282)
Income tax receivable	588	164
Prepaid expenses, other current and non-current assets	1,415	(352)
Accounts payable	(1,867)	284
Related-party payable	—	(1,305)
Accrued expenses and other non-current liabilities	(605)	3,526

Net cash provided by operating activities	3,142	950

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(272)	(735)

Net cash used in investing activities	(272)	(735)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	4,449	735
Payments to credit facility	(11,449)	(13,531)
Proceeds from common shares issued in initial public offering, net of issuance costs	—	11,146
Excess tax benefit from stock-based compensation	370	4,201
Proceeds from exercises of stock options	392	1,774

Net cash provided by (used in) financing activities	(6,238)	4,325

NET INCREASE (DECREASE) IN CASH	(3,368)	4,540
CASH—Beginning of period	4,930	562

CASH—End of period	$1,562	$5,102

NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment funded through accounts payable	$26	$40
Conversion of convertible preferred stock into common stock	$—	$81,373

Annie’s, Inc.

Reconciliation of Adjusted Operating Income to Operating Income; Adjusted Net Income to Net Income; and Adjusted Diluted EPS to Diluted EPS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30, 2013					Three Months Ended June 30, 2012
	As Reported	Voluntary Product Recall	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Net sales	$39,040	$—	$—		$39,040	$34,293	$—		$34,293
Cost of sales	24,278	(217)	—		24,061	20,486	—		20,486

Gross profit	14,762	217	—		14,979	13,807	—		13,807
Operating expenses:
Selling, general and administrative expenses	11,327	(43)	(34	)(1)	11,250	10,211	—		10,211

Income from operations	3,435	260	34		3,729	3,596	—		3,596

Income before provision for income taxes	3,390	260	34		3,684	3,605	13	(2)	3,618
Provision for income taxes	1,361	104	—		1,465	1,474	—		1,474

Net income	$2,029	$156	$34		$2,219	$2,131	$13		$2,144

Net income per share attributable to common stockholders —Diluted	$0.12	$0.01	$0.00		$0.13	$0.12	$0.00		$0.12

(1)	Includes $34 for costs associated with filing of a registration statement on Form S-3 on behalf of Solera during the three months ended June 30, 2013.
(2)	Includes $13 for change in fair value of convertible preferred stock warrant liability during the three months ended June 30, 2012.

Annie’s, Inc.

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

(unaudited)

(in thousands)

	Three Months Ended June 30,
	2013	2012
Net income	$2,029	$2,131
Interest expense	71	40
Provision for income taxes	1,361	1,474
Depreciation and amortization	309	200

EBITDA	3,770	3,845
Cost of sales related to product recall	217	—
Administrative costs related to product recall	43	—
Shelf registration costs	34	—
Stock-based compensation	293	216
Change in fair value of convertible preferred stock warrant liability	—	13

Adjusted EBITDA	$4,357	$4,074

CONTACT:

Ed Aaron

510-558-7574

303-868-5551

ir@annies.com